Exhibit 5.1

January 24, 2012

BancorpSouth, Inc.

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

Re:	Registration Statement on Form S-3 (No. 333-161213)
Prospectus Supplement Dated January 18, 2012

Ladies and Gentlemen:

We are acting as counsel to BancorpSouth, Inc., a Mississippi corporation (the “Company”). As such counsel, we have been asked to render this opinion in connection with the offering and sale by the Company of 10,952,381 shares of its common stock, par value $2.50 per share (the “Common Stock”). The Common Stock has been registered pursuant to a Registration Statement on Form S-3 (Registration Number 333-161213) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and is being offered as described in the related prospectus, dated as of August 10, 2009 (the “Prospectus”), and a prospectus supplement, dated as of January 18, 2012 (the “Prospectus Supplement”). The Common Stock has been issued pursuant to the terms of an Underwriting Agreement, dated as of January 18, 2012, by and between the Company and the underwriters named therein (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Common Stock have been validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm and the discussion of this opinion under the caption “Validity of Securities” in the Prospectus and “Validity of the Common Stock” in the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Riley, Caldwell, Cork & Alvis, P.A.